UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2025

FINANCE OF AMERICA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

(Address of Principal Executive Offices, Including Zip Code)

(877) 202-2666

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Indicate by check
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2025 (the “Closing Date”), Finance of America Companies Inc. (the “Company”), a Delaware corporation, completed the previously announced issuance and sale of 50,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to certain investment funds managed by Blue Owl Alternative Credit Advisors LLC, a Delaware limited liability company, or its affiliates (collectively, “Blue Owl”) for an aggregate purchase price of $50 million (the “Closing”), pursuant to the terms of the Investment Agreement, dated as of December 11, 2025 (the “Investment Agreement”), by and between the Company and Blue Owl. As contemplated by the Investment Agreement, on the Closing Date, the Company and Blue Owl entered into a Registration Rights Agreement (the “Registration Rights Agreement”). For a description of the terms of the Investment Agreement, the Series A Preferred Stock and the Registration Rights Agreement, refer to the Company’s Current Report on Form 8-K, filed on December 15, 2025, which descriptions are incorporated herein by reference. Such descriptions do not purport to be complete and, in the case of the Series A Preferred Stock and the Registration Rights Agreement, are qualified in their entirety by the full text of the Certificate of Designations designating the Series A Preferred Stock (the “Certificate of Designations”) and the Registration Rights Agreement, which are attached hereto as Exhibits 3.1 and 10.1, respectively, and incorporated herein by reference.

In connection with the issuance of the Series A Preferred Stock, Finance of America Equity Capital LLC, a subsidiary that the Company controls in an “UP-C” structure, amended and restated its limited liability company agreement to give effect to the creation of Series A Convertible Perpetual Preferred Units to mirror the terms of the Series A Preferred Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 with respect to the Series A Preferred Stock and the Certificate of Designations, which the Company filed with the Secretary of State of the State of Delaware on December 12, 2025, with an effective time of 8:00 a.m. ET on December 15, 2025, is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations Designating the Series A Convertible Perpetual Preferred Stock.

10.1	Registration Rights Agreement, dated December 15, 2025, by and among Finance of America Companies Inc. and ACM ASOF IX Master HoldCo 2 LLC and Blue Owl Alternative Credit Alameda LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

By:	/s/ Matthew A. Engel
Name:	Matthew A. Engel
Title:	Chief Financial Officer

Date: December 16, 2025